SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                            ---------------

                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   September 29, 1995
                                                   -------------------

                 CORE TECHNOLOGIES (PENNSYLVANIA), INC.
        (Exact Name of Registrant as Specified in its Charter)



DELAWARE                             000-17577             22-2537194
(State or other Jurisdiction  (Commission File Number)  (I.R.S. Employer
  of incorporation                                   Identification No.)


110 Summit Drive, Exton, PA                                     19341
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:      (610) 524-7000

ITEM 1  CHANGES IN CONTROL OF REGISTRANT

   (a) Effective September 29, 1995 Safeguard Scientifics (Delaware), Inc. ("Safeguard") (i) contributed to the capital of the Company 2,000,000 shares of the Company's Common Stock and (ii) sold to George
E. Mitchell, President and Chief Executive Officer of the Company, Frederick B. Franks, Vice President and Chief Financial Officer of the Company and Philip J. Donnelly, a Vice President of the Company, an aggregate 2,500,000 shares of Common Stock. Prior to the above transactions, Safeguard was the beneficial owner of 66.55% of the Company's outstanding Common Stock. Subsequent to the above the transactions, Safeguard became the beneficial owner of 36.05% of the Company's outstanding Common Stock. The above information regarding Safeguard's beneficial ownership of the Common Stock includes 15,000 shares of the Company's Convertible Preferred Stock which are convertible by Safeguard into 1,500,000 shares of Common Stock.

        George E. Mitchell, President and Chief Executive officer of the Company, after the acquisition of 833,334 shares of Common Stock from Safeguard, may be deemed the beneficial owner of 16.7% of the Company's outstanding Common Stock, including for this purpose 300,000 shares of Common Stock which are owned by Mr. Mitchell's wife.

        Frederick D. Franks, III the Company's Vice President, Finance and Chief Financial Officer, after the acquisition of 833,333 shares of Common Stock from Safeguard, may be deemed the beneficial owner of 10.18% of the Company's outstanding Common Stock, including for this purpose, 80,000 shares of Common Stock issuable upon the exercise of currently exercisable warrants owned by Mr. Franks.

        Philip J. Donnelly, a Vice President of the Company, after the acquisition of 833,333 shares of the Company's Common Stock from Safeguard, is the beneficial owner of 9.38% of the Company's outstanding Common Stock.

The purchase price for the shares acquired from Safeguard by Messrs. Mitchell, Franks and Donnelly was $.10 per share. The purchase price was paid at closing by the issuance to Safeguard by each of these three individuals of his promissory note for the aggregate amount of the purchase price. Each of these promissory notes bears interest at a rate of 6.35% per annum. Interest and principal are payable in full on September 29, 2000; provided that each individual must prepay the outstanding balance to the extent of 25% of the proceeds of any sale or other disposition of any of the shares purchased from Safeguard.

Mr. Mitchell, Mr. Franks and Mr. Donnelly have entered into an agreement with the Company pursuant to which they have deposited an aggregate of 700,000 of the shares acquired from Safeguard into escrow with the Company. The Company may redeem these escrowed shares in order to satisfy exercises of options under the Company's 1993 Stock Option Plan. The redemption price payable by the Company will be equal to the exercise price payable by the individual exercising the option. Prior to redemption, Mr. Mitchell, Mr. Franks and Mr. Donnelly will retain the right to vote, receive distributions and dividends (if any) on, and transfer (subject to the escrow) their respective escrowed shares.

The above transactions among Safeguard and each of the Company, Mr. Mitchell, Mr. Franks and Mr. Donnelly may be deemed to constitute a change in control of the Company as Safeguard will no longer beneficially own greater than 50% of the Company's outstanding Common Stock.

   (b) There are no arrangements known to the Company, the operation of which may at a subsequent date result in a change in control of the Company.



                               SIGNATURE


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  CORE TECHNOLOGIES (PENNSYLVANIA), INC.



                                    By:      /s/ George E. Mitchell
                                      ----------------------------------
                                       George E. Mitchell, President and
                                             Chief Executive Officer